UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 30, 2018

Date of Report (date of earliest event reported)

salesforce.com, inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco, CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On March 20, 2018, salesforce.com, inc. (the “Company”) entered into an Agreement and Plan of Merger (as amended, supplemented, restated or modified from time to time, the “Merger Agreement”) by and among the Company, Malbec Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”), and MuleSoft, Inc., a Delaware corporation (“MuleSoft”). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, Purchaser commenced an exchange offer on April 2, 2018 (the “Exchange Offer”) to purchase all of the issued and outstanding shares of Class A common stock, $0.000025 par value per share, of MuleSoft and Class B common stock, $0.000025 par value per share, of MuleSoft at a price per share of $36.00 in cash and 0.0711 of a share of common stock, $0.001 par value per share, of the Company, plus cash in lieu of any fractional shares, in each case, without interest and less any applicable withholding taxes. Promptly following the completion of the Exchange Offer, subject to the satisfaction of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into MuleSoft, with MuleSoft surviving as a wholly owned subsidiary of the Company. The acquisition of MuleSoft by the Company is referred to in this Form 8-K as the “Acquisition.”

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Revolving Credit Agreement

On April 30, 2018 (the “Effective Date”), the Company entered into a Second Amended and Restated Credit Agreement with the lenders named therein, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Revolver Administrative Agent”), Swingline Lender and an Issuing Lender, and the other parties from time to time party thereto (the “Revolving Credit Agreement”). The Revolving Credit Agreement amends and restates that certain Amended and Restated Credit Agreement, dated as of July 7, 2016, among the Company, the subsidiaries of the Company identified therein, as guarantors, the lenders and other parties from time to time party thereto, and the Revolver Administrative Agent (as in effect prior to the Effective Date, the “Existing Revolving Credit Agreement”). The guarantees provided by certain of the Company’s subsidiaries under the Existing Revolving Credit Agreement were terminated in connection with the Company’s entry into the Revolving Credit Agreement.

The Revolving Credit Agreement is a five-year unsecured, multicurrency revolving facility. Initially, the aggregate commitment of all lenders under the Revolving Credit Agreement will be equal to $1.0 billion, of which $50 million will be available for the issuance of letters of credit and $25 million will be available for the borrowing of swingline loans. The issuance of letters of credit and borrowing of swingline loans reduces the aggregate amount otherwise available under the Revolving Credit Agreement for the making of revolving loans.

The availability of revolving loans, swingline loans and letters of credit under the Revolving Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein. Subject to the terms of the Revolving Credit Agreement, the Company may borrow, repay and reborrow revolving loans at any time prior to the earlier of (a) April 28, 2023, and (b) the date of termination in whole of the lenders’ commitments under the Revolving Credit Agreement in accordance with the terms thereof. Revolving loans will be available, at the option of the Company, in Dollars, Sterling and Euros or any other currency approved in accordance with the terms of the Revolving Credit Agreement. Swingline loans and letters of credit will be available in Dollars.

Borrowings under the Revolving Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company will also pay to the lenders under the Revolving Credit Agreement certain customary fees, including a commitment fee on the daily actual excess of each lender’s commitment over its outstanding credit exposure under the Revolving Credit Agreement, calculated based on the Company’s credit ratings.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible without penalty (other than customary Eurocurrency loan breakage), subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Revolving Credit Agreement.

The Revolving Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as well as a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first quarter-end after the Effective Date, the Consolidated Leverage Ratio (as defined in the Revolving Credit Agreement) shall not be greater than 3.50:1.00, subject to a step-up to 4.50:1.00 at the election of the Company for a certain period following a Material Acquisition (as defined in the Revolving Credit Agreement), as more fully described in the Revolving Credit Agreement.

The Revolving Credit Agreement also contains various events of default (subject to grace periods, as applicable) including among others: nonpayment of principal, interest or fees; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; the occurrence of a change of control; and the invalidity or unenforceability of the Revolving Credit Agreement or certain other documents executed in connection therewith.

Amended and Restated Term Loan Agreement

On the Effective Date, the Company entered into an Amended and Restated Credit Agreement with the lenders named therein, Bank of America, N.A., as administrative agent (in such capacity, the “Replacement Term Loan Administrative Agent”), and the other parties from time to time party thereto (the “Replacement Term Loan Agreement”). The Replacement Term Loan Agreement amends and restates that certain Credit Agreement, dated as of July 7, 2016, among the Company, the subsidiaries of the Company identified therein, as guarantors, the lenders and other parties from time to time party thereto, and the Replacement Term Loan Administrative Agent (as in effect prior to the Effective Date, the “Existing Term Loan Agreement”). The guarantees provided by certain of the Company’s subsidiaries under the Existing Term Loan Agreement were terminated in connection with the Company’s entry into the Replacement Term Loan Agreement.

As of the Effective Date, all $500 million aggregate principal amount of loans outstanding under the Existing Term Loan Agreement were deemed outstanding under the Replacement Term Loan Agreement. The maturity date of such loans remains July 11, 2019.

Borrowings under the Replacement Term Loan Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company will also pay to the lenders under the Replacement Term Loan Agreement certain customary fees.

Voluntary prepayments of the loans under the Replacement Term Loan Agreement are permissible without penalty (other than customary Eurocurrency loan breakage), subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Replacement Term Loan Agreement.

The Replacement Term Loan Agreement contains representations and warranties, affirmative, negative, and financial covenants, and events of default substantially similar to those contained in the Revolving Credit Agreement.

Term Loan Agreement

Also on the Effective Date, the Company entered into a Credit Agreement with the lenders named therein, Bank of America, N.A., as administrative agent, and the other parties from time to time party thereto (the “Acquisition Term Loan Agreement”).

The Acquisition Term Loan Agreement provides the Company with the ability to borrow up to $500 million on an unsecured basis to finance a portion of the cash consideration of the Acquisition and to pay costs and expenses related to the Transactions (as defined in the Acquisition Term Loan Agreement).

The availability of the loans under the Acquisition Term Loan Agreement, which have not yet been funded, is subject to the satisfaction (or waiver) of certain conditions set forth therein (including that the Closing Date (as defined below) has occurred on or prior to the earliest of (A) September 27, 2018, which shall be extended to November 28, 2018 if the “Outside Date” (as defined in the Merger Agreement as in effect on March 20, 2018) is extended pursuant Section 9.1(d) of the Merger Agreement (as in effect on March 20, 2018), (B) the date of consummation of the Acquisition without the use of any loans under the Acquisition Term Loan Agreement, (C) the date of the termination in accordance with the terms of the Merger Agreement of the Company’s obligations under the Merger Agreement to consummate the Acquisition and (D) the date, if any, that the Company elects to terminate the commitments under the Acquisition Term Loan Agreement). The date on which such conditions are satisfied (or waived in accordance with the Acquisition Term Loan Agreement) in connection with the consummation of the Acquisition is the “Closing Date”. The loans under the Acquisition Term Loan Agreement are to be made in a single borrowing on the Closing Date and will mature and be payable in full on the third anniversary of the Closing Date.

Borrowings under the Acquisition Term Loan Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case plus an applicable margin calculated based on the Company’s credit ratings. The Company will also pay to the lenders under the Acquisition Term Loan Agreement certain customary fees, including commitment fees accruing from and including June 18, 2018 if the Closing Date has not occurred prior to such date, as more fully described in the Acquisition Term Loan Agreement.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Acquisition Term Loan Agreement are permissible without penalty (other than customary Eurocurrency loan breakage), subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Acquisition Term Loan Agreement.

The Acquisition Term Loan Agreement contains representations and warranties, affirmative, negative, and financial covenants, and events of default substantially similar to those contained in the Revolving Credit Agreement.

The foregoing descriptions of the Revolving Credit Agreement, Replacement Term Loan Agreement and Acquisition Term Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Revolving Credit Agreement, Replacement Term Loan Agreement and Acquisition Term Loan Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Many of the lenders under the Revolving Credit Agreement, Replacement Term Loan Agreement and Acquisition Term Loan Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries (including in connection with the transactions described in this Form 8-K), for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of April 30, 2018, among the Company, the lenders and other parties party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender.

10.2	Amended and Restated Credit Agreement, dated as of April 30, 2018, among the Company, the lenders and other parties party thereto, and Bank of America, N.A., as Administrative Agent.

10.3	Credit Agreement, dated as of April 30, 2018, among the Company, the lenders and other parties party thereto, and Bank of America, N.A., as Administrative Agent.

Forward-Looking Statements

This report contains forward-looking information related to the Company, MuleSoft and the Acquisition that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this report include, among other things, statements about the Company’s plans, objectives, expectations and intentions. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed Acquisition on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed Acquisition, including having a sufficient number of MuleSoft’s shares being validly tendered into the Exchange Offer to meet the minimum condition; the Company’s ability to successfully integrate MuleSoft’s operations; the Company’s ability to implement its plans, forecasts and other expectations with respect to MuleSoft’s business after the completion of the Acquisition and realize expected synergies; the ability to realize the anticipated benefits of the proposed Acquisition, including the possibility that the expected benefits from the proposed Acquisition will not be realized or will not be realized within the expected time period; disruption from the Acquisition making it more difficult to maintain business and operational relationships; the negative effects of the announcement or the consummation of the proposed Acquisition on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs from the Acquisition; unknown liabilities; the risk of litigation or regulatory actions related to the proposed Acquisition; the pace of change and innovation in enterprise cloud computing services; the competitive nature of the market in which the Company participates; the Company’s service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; the Company’s ability to protect its intellectual property rights and develop its brands; dependency on the development and maintenance of the infrastructure of the Internet; the ability to develop new services and product features; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including those related to the provision of services on the Internet, those related to accessing the Internet and those addressing data privacy and import and export controls; future business combinations or disposals; the uncertainties inherent in research and development; competitive developments and climate change.

Further information on these and other risks and uncertainties relating to the Company can be found in its reports filed on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the Financials heading of the Investor Relations section of the Company’s website at www.salesforce.com/investor. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

The Company commenced the Exchange Offer on April 2, 2018. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any Exchange Offer materials that the Company, its acquisition subsidiary and MuleSoft has filed or will file with the SEC. At the time the Exchange Offer was commenced, the Company filed a tender offer statement on Schedule TO and a registration statement on Form S-4, and MuleSoft filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Exchange Offer. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION. MULESOFT STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF MULESOFT SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Solicitation/Recommendation Statement, the Offer to Exchange, the related Letter of Transmittal and certain other Exchange Offer documents are available to all MuleSoft stockholders at no expense to them. The Exchange Offer materials and the Solicitation/Recommendation Statement are available for free on the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge under the Financials heading of the Investor Relations section of the Company’s website at www.salesforce.com/investor or by contacting the Company’s Investor Relations department at investor@salesforce.com. In addition to the Solicitation/Recommendation Statement, the Offer to Exchange, the related Letter of Transmittal and certain other Exchange Offer documents, the Company and MuleSoft file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by the Company and MuleSoft at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s and MuleSoft’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of April 30, 2018, among the Company, the lenders and other parties party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender.

10.2	Amended and Restated Credit Agreement, dated as of April 30, 2018, among the Company, the lenders and other parties party thereto, and Bank of America, N.A., as Administrative Agent.

10.3	Credit Agreement, dated as of April 30, 2018, among the Company, the lenders and other parties party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

salesforce.com, inc.
By:	/s/ Mark Hawkins
Mark Hawkins
President and Chief Financial Officer

Dated: April 30, 2018